Exhibit 10.1

BUSINESS CONSULTING AGREEMENT

          THIS BUSINESS CONSULTANT AGREEMENT (the “Agreement”) is made and entered into in duplicate this 10th day of March, 2008 (the “Effective Date”), by and among Scout Exploration, Inc., a Nevada corporation (the “Corporation”), and Donald Jackler (the “Consultant”).

RECITALS

          A.   The Corporation desires to engage the services of the Consultant to consult with the Corporation regarding certain opportunities available to the Corporation and other related matters.

          B.   The Consultant desires to so consult with the Board of Directors of the Corporation (the “Board”) and the officers of the Corporation concerning those matters.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, UNDERTAKINGS AND COVENANTS SPECIFIED HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:

          1.  Incorporation of Recitals.  The recitals of this Agreement, specified above, by this reference, are made a part of this Agreement as though specified completely and specifically at length in this Agreement.

          2.  Term of Agreement.  The respective duties and obligations of the parties to this Agreement shall commence on the Effective Date and continue for a period of six (6) months after the Effective Date and terminate automatically at the end of that period, unless the term of this Agreement is extended for an additional term of six (6) months by the agreement of  the parties at least thirty (30) prior to the date of termination. The provisions of this section notwithstanding, in the event either party materially breaches any of that party’s obligations created by the provisions of this Agreement, the other party may terminate this Agreement by providing written notice of termination to the breaching party, which notice shall be given no later than ten (10) days before the date of such termination and specify the breach which causes that termination.

          3.  Consultations.  The Consultant shall consult with and to provide advice to the Board and the officers of the Corporation, at reasonable times, concerning any issue of importance regarding the business and affairs of the Corporation, including, but not limited to, various opportunities available to the Corporation and other related matters. Specifically,  the Consultant shall, subject to the limitations specified in this Agreement, (i) assist the officers of the Corporation in connection with certain delegated matters regarding the funding and capital requirements of the Corporation and (ii) introduce the Corporation to investment bankers, lenders, broker-dealers, institutional investors, and qualified prospective candidates for purposes of allowing the Corporation to consider and, if appropriate, consummate and close certain transactions and other opportunities. Additionally, no later than March 20, 2008, the Consultant shall prepare and deliver to the Corporation an analysis and report regarding the business of the Corporation, which shall be prepared using information provided by or on behalf of the Corporation. Each month during the month of this Agreement, the Consultant shall prepare and deliver to the Corporation no later than 20th day of each month during the term of this Agreement, beginning on

April 20, 2008, updated information and reports regarding the business of the Corporation.  The provisions of this section notwithstanding, the Consultant shall not be required to (i) participate or be involved in any negotiations among the Corporation and any prospective investor in, or prospective lender to, the Corporation; (ii) participate or be involved in negotiating the terms and conditions of any equity purchase or lending transaction among the Corporation on the one hand, and any prospective investor or lender, on the other hand; (iii) participate or be involved in any lending or sales transaction in any manner whatsoever regarding the offer and sale by the Corporation of the Corporation’s securities; (iv) participate, directly or indirectly, in the preparation of any information relating to the offer and sale of a security to be issued by the Corporation; (v) distribute to any person any information regarding the offer and sale of a security by the Corporation; (vi) provide any advice, directly or indirectly, regarding the valuation of any securities of the Corporation; and (vii) engage in any due diligence activities, directly or indirectly, regarding the offer and sale of securities by the Corporation.

          4. Compensation.  As compensation to the Consultant for his services provided pursuant to the provisions of this Agreement, the Corporation shall issue or cause to be issued to the Consultant on the Effective Date one hundred fifty thousand (150,000) shares of the Corporation’s $.001 par value common stock, which shall be evidenced and represented by six (6) certificates, each evidencing and representing twenty-five thousand (25,000) of those shares. In the event the term of this Agreement is extended, pursuant to the provisions of Section 2 of this Agreement, as additional compensation for those services to be provided by the Consultant to the Corporation during such extended term, the Corporation will issue or caused to be issued to the Consultant one hundred fifty thousand (150,000) shares of the Corporation’s $.001 par value common stock, which shall be evidenced and represented by six (6) certificates each evidencing and representing twenty-five thousand (25,000) shares. As additional compensation for the services to be provided by the Consultant to the Corporation pursuant to the provisions of this Agreement, the Corporation will issue or cause to be issued to the Consultant options to purchase one hundred thousand (100,000) shares of the Corporation’s $.001 par value common stock at an exercise price of $.40 per share for a period of one year immediately after the Effective Date.  The shares of the Company’s $.001 par value common stock to be issued to the Consultant, pursuant to the provisions of this Section 4 shall be “restricted securities” (that term is defined by the provisions of Rule 144 promulgated by the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as from time to time amended).

          5.  Management Power of the Consultant.  The business affairs of the Corporation and the operation of business of the Corporation shall be conducted by the officers, administrative staff, and employees of the Corporation. It is the intention of the Corporation to not grant or delegate to the Consultant, and the Corporation does not hereby grant or delegate to the Consultant, any power of direction, management, supervision, or control of the administrative staff or other employees of the Corporation.

          6.  Confidential Information and Trade Secrets.

a.     In the course of the performance of the Consultant’s duties to the Corporation pursuant to the provisions of this Agreement, and as a result of Consultant’s relationship with the Corporation, the Consultant shall have access to, and become acquainted with, information concerning the business of the Corporation, including, but not necessarily limited to, financial, personnel, credit, sales, planning and other information which is owned by the Corporation and used regularly in the operation of the business of the Corporation, and this information constitutes trade secrets of the Corporation.

b.     During the term of this Agreement and at all times thereafter, the Consultant shall not disclose any such trade secrets, directly or indirectly, to any other person or use those secrets in any manner, except as is required to carry out, perform and effectuate the services contemplated by the provisions of this Agreement.

c.     The sale or unauthorized use or disclosure of any of the Corporation’s trade secrets obtained by the Consultant during the Consultant’s relationship with the Corporation, including information concerning the Corporation’s current or any future or proposed transactions, services, or products, the facts that any such transactions, services, or products are planned, being considered, or in process, as well as any descriptions thereof, constitute unfair competition. The Consultant shall not engage in any unfair competition with the Corporation, either during the term of this Agreement or at any time thereafter.

          7.  Ownership of Books, Records, and Papers.

a.     All records of the accounts of customers, debtors, service providers, suppliers, distributors, clients, and any other records and books relating in any manner whatsoever to the conduct of the Corporation’s business during the term of this Agreement, whether prepared by the Consultant or otherwise coming into the Consultant’s possession, shall be the exclusive property of the Corporation.

b.     All such books and records shall be returned immediately to the Corporation by  the Consultant on any termination of this Agreement.

          8.  Authority to Contract. The Consultant shall have no power to, and the Consultant shall not, obligate the Corporation in any manner whatsoever to any contract, agreement, undertaking, commitment, or other obligation.

          9.  Amount of Service. The Consultant shall not be required to devote a minimum amount of time to the affairs of the Corporation each month during the term of this Agreement.  Rather, the Consultant shall devote that amount of time to the affairs of the Corporation as the Consultant shall determine to be necessary or appropriate to perform the Consultant’s obligations created by the provisions of this Agreement.

          10.  Registration Status of Consultant.  The Consultant is not engaged in the business of effecting transactions in securities for the accounts of others.  The Consultant is not registered with any agency as a broker-dealer, investment advisor, or investment manager, and, as a result, the Consultant is precluded by law from providing to the Corporation services which would be considered to be those of a broker-dealer, investment advisor, or investment manager in connection with the placement, offer, or sale of securities of the Corporation.  None of the services to be provided by the Consultant pursuant to the provisions of this Agreement are intended to be, or shall be construed as, offering or selling securities, or providing investment, legal, or tax advice.

          11.  Services of Consultant Not Exclusive.  The Consultant may represent, perform services for, and be employed by, any additional persons as the Consultant, in his sole and absolute discretion, determines to be necessary or appropriate.

          12.  Relationship Created.  The Consultant is not an employee of the Corporation for any purpose whatsoever, but is an independent contractor.  The Corporation is interested only  in the results obtained by the Consultant, who shall have the sole and exclusive control of the manner and means of performing pursuant to this Agreement.  The Corporation shall not have the right to require the Consultant to collect accounts, investigate customer or shareholder complaints, attend meetings, periodically report to the Corporation, follow prescribed itineraries, keep records of business transacted, make adjustments, conform to particular policies of the Corporation, or do anything else which would jeopardize the relationship of independent contractor among the Corporation and the Consultant.

          13. Expenses.  The Corporation shall reimburse the Consultant for all reasonable expenses incurred by the Consultant in performing the obligations of the Consultant created by the provisions of this Agreement, including meals and travel; provided, however, each such expenditure shall be reimbursable only if it is of a nature qualifying as a proper deduction on the federal and state income tax returns of the Corporation; provided, further, however, each such expenditure shall be reimbursable only if the Consultant furnishes to the Corporation adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction.  The provisions of this Section 13 notwithstanding, the Consultant shall not incur any such expense which exceeds Fifty  Dollars ($50.00) without the prior written consent of the Corporation.

          14.  Indemnification.  Each party to this Agreement shall save the other party to this Agreement harmless from and against and shall indemnify the other party for any liability, loss, costs, expenses, or damages however caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of such party or any of such party’s agents, employees, or other representatives, and, such party shall pay any and all amounts to be paid or discharged in case of an action or any such liability less costs, expenses, or damages.  If either party is sued in any court for damages by reason of any of the acts of the other party referred to in this section, such other party shall defend that action (or cause that action to be defended) at such other party’s own expense and shall pay and discharge any judgment that may be rendered in that action; if such other party fails or neglects to so defend in that action, the party sued may defend the same and any expenses, including reasonable attorneys’ fees, which such party may pay or incur in defending that action and the amount of any judgment which such party may be required to pay as a result of that action shall be promptly reimbursed upon demand.

          15.  Governmental Rules and Regulations.  The provisions of this Agreement and the relationship contemplated by the provisions of this Agreement shall be and are subject to any and all present and future orders, rules, and regulations of any duly constituted authority having jurisdiction of that relationship.

          16.  Notices.  All notices, requests, demands or other communications pursuant to this Agreement shall be in writing or by electronic mail (e-mail) or facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or by electronic mail (e-mail) or facsimile transmission (with the electronic mail (e-mail) or facsimile confirmation of transmission receipt serving as confirmation of service when sent and provided electronic mail (e-mail) or facsimile notices are also mailed by first class, certified or registered mail, postage prepaid); or (ii) 48 hours after mailing by first class, registered or certified mail, postage prepaid, and properly addressed to such address as the party affected may designate in a written notice to such other party in compliance with this paragraph.

          17.  Entire Agreement.  This Agreement is the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties, and covenants among the parties to this Agreement with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings, and discussions by and among those parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement.  This Agreement may be amended only by an instrument in writing which expressly refers to this Agreement and specifically indicates that such instrument is intended to amend this Agreement and is signed by each of those parties.

          18.  Number and Gender.  Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word "person" shall include corporation, firm, trust, estate, joint venture, governmental agency, sole proprietorship, political subdivision, company, congregation, organization, fraternal order, club, league, society, municipality, association, joint stock company, partnership, or other form of entity.

          19.  Execution in Counterparts.  This Agreement may be prepared in multiple copies and forwarded to each of the parties to this Agreement for execution.  All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement, and when all such copies are signed by both of those parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

          20.  Choice of Law.  All questions concerning the validity, interpretation, or performance of any of the terms, conditions, obligations, and provisions of this Agreement or of any of the rights or obligations of the parties, shall be governed by, and resolved in accordance with, the laws of the State of Nevada.

          21.  Assignability.  Neither party to this Agreement shall sell, assign, transfer, convey, or encumber this Agreement or any right or interest in this Agreement or pursuant to this Agreement, or suffer or permit any such sale, assignment, transfer, or encumbrance to occur by operation of law, without the prior written consent of the other party to this Agreement.  In the event of any sale, assignment, transfer, or encumbrance consented to by such other party, the transferee or such transferee's legal representative shall agree with such other party in writing to assume personally, perform and be obligated by, the covenants, obligations, warranties, representations, terms, conditions, and provisions specified in this Agreement.

          22.   Severability.  In the event any part of this Agreement or the subject matter of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining part or subject matter of this Agreement, which remaining part or subject matter shall remain in full force and effect as if this Agreement had been executed with the invalid part or subject matter thereof eliminated.  It is hereby declared the intention of the parties to this Agreement that they would have executed the remaining part or subject matter of this Agreement without including any such part, parts, or subject matter which, for any reasons, may be hereafter determined to be invalid.

          23. Consent to Agreement.  By executing this Agreement, each party to this Agreement, for himself, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties, and responsibilities imposed upon such party specified in this Agreement.

          IN WITNESS WHEREOF the parties have executed this Business Consulting Agreement in duplicate and in multiple counterparts, each of which shall have the force and effect of an original, effective as of the date specified in the preamble of this Agreement.

CORPORATION:                                                     CONSULTANT:
Scout Exploration Inc.,
a Nevada corporation

By:       /s/ John Rozendaal                                              /s/  Donald Jackler
          John Rozendaal                                                   Donald Jackler
Its:     President

By:       /s/ Jason Walsh
          Jason Walsh
Its:      Secretary